UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________

FORM 8-K
________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 13, 2019
____________
R1 RCM Inc.
(Exact Name of Registrant as Specified in Charter)
 ____________

Delaware	001-34746	02-0698101
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 North Michigan Avenue, Suite 2700, Chicago, Illinois	60611
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (312) 324-7820
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	RCM	Nasdaq
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders
On June 13, 2019, R1 RCM Inc. (the “Company”) held its 2019 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders voted on the following proposals, with the following results:
1. The following nominees were elected to the Company’s board of directors as directors for terms ending at the 2020 annual meeting of stockholders:

	For	Withheld	Broker Non-Votes
Michael C. Feiner	161,736,926	4,384,084	24,360,382
Joseph Flanagan	151,033,969	15,087,041	24,360,382
John B. Henneman, III	163,886,878	2,234,132	24,360,382
Joseph Impicciche	147,014,487	19,106,523	24,360,382
Alex J. Mandl	163,950,278	2,170,732	24,360,382
Neal Moszkowski	143,363,709	22,757,301	24,360,382
Ian Sacks	145,069,492	21,051,518	24,360,382
Jill Smith	165,273,727	847,283	24,360,382
Anthony J. Speranzo	147,005,912	19,115,098	24,360,382
Albert R. Zimmerli	147,006,912	19,114,098	24,360,382
2. The selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019 was ratified:

For:	189,909,427
Against:	564,647
Abstain:	7,318

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	June 13, 2019

R1 RCM Inc.

		By:	/s/ Christopher S. Ricaurte

Christopher S. Ricaurte
Chief Financial Officer and Treasurer